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                                                                      EXHIBIT 11

                          AAMES FINANCIAL CORPORATION
                               Earnings Per Share
         For the Three Months September 30, 1998 and September 30, 1997

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
                                                                             Three Months Ended
                                                                               September 30,
                                                                               -------------
                                                                              1998               1997
                                                                           ----------        -----------
BASIC EARNINGS PER COMMON SHARE:
          Net Income for calculating basic earnings per
              common share                                                 $  448,000        $13,081,000
                                                                           ==========        ===========

          Average common shares outstanding                                30,977,000         27,767,000
                                                                           ----------        -----------
                                    BASIC EARNINGS PER COMMON SHARE             $0.01              $0.47


DILUTED EARNINGS PER COMMON SHARE:
          Net Income                                                         $448,000        $13,081,000
                                                                           ==========        ===========

          Adjust net income to add back the after-tax amount
                      of interest recognized in the period associated
                      with the convertible subordinated notes                       -            898,000
                                                                           ----------        -----------
                                                Adjusted net income        $  448,000        $13,979,000
                                                                           ==========        ===========

          Average common shares outstanding                                30,977,000         27,767,000

          Add exercise of options and warrants                                288,000          1,459,000
          Convertible subordinated notes                                            -          6,107,000
                                                                           ----------        -----------
                                         Diluted shares outstanding        31,265,000         35,333,000
                                                                           ==========        ===========
                                   DILUTED EARNINGS PER COMMON SHARE            $0.01              $0.40
                                                                           ==========        ===========
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